ZAGG Announces Appointment of Two New Board Members;
COVID-19 Response
SALT LAKE CITY — April 15, 2020 — ZAGG Inc (NASDAQ: ZAGG) (“ZAGG” or the “Company”), a leading global mobile lifestyle company, today announced that the Board of Directors (the ”Board”) has appointed Ron Garriques and Edward Terino as members of the Board effective immediately, expanding the Board to seven members. The Board also announced that, effective immediately, it has changed its cash and stock-based Director compensation to an all stock compensation program in an effort to preserve cash and more closely align Director compensation to stockholder interests.
“We welcome Ron and Ed to the ZAGG Board and look forward to their valuable counsel and perspective as we continue to execute on our strategic plan and to maximize value for all of our stockholders,” said Cheryl A. Larabee, Chair of ZAGG.
"We are pleased that ZAGG has taken steps to expand and refresh the Board of Directors. We are highly supportive of this decision and believe that the Board has added strong experience and expertise through this refreshment process in order to leverage the embedded value in its portfolio of brands,” stated James Roumell, Partner and Portfolio Manager, Roumell Asset Management.
“We believe that Ron and Ed bring valuable skills and experience to help guide ZAGG. ZAGG is a great company with multiple ways to unlock significant stockholder value. We believe that the new directors bring fresh perspectives and added expertise to support our mutual goal of maximizing value for all stockholders,” added Andrew Rechtschaffen, Managing Partner, AREX Capital Management.
As part of the appointment of the new Directors, the Company entered into a cooperation agreement with each of Roumell Asset Management, owner of 4.00%, and AREX Capital Management, owner of 7.64%, that includes customary standstill and voting commitments. Both firms have agreed to vote their shares in favor of the Company’s slate of director nominees at the Company’s 2020 annual meeting of stockholders. The full agreements between the Company and Roumell and the Company and AREX will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.
About Ron Garriques
Ron Garriques, age 56, has been the CEO of VEYEP Holdings, LLC for the past four years. He previously worked in the consumer electronics and mobile technology industry for nearly 35 years. He served as President of the Motorola Personal Communications Sector, and President of the Global Consumer Group at Dell Inc.
He started his career as a wireless systems mechanical engineer working at Bell Laboratories in New Jersey, where he subsequently led the deployment of wireless digital systems globally. Mr. Garriques holds a Master’s Degree in Business Administration from The Wharton School at the University of Pennsylvania, a Master’s in Mechanical Engineering from Stanford University, and a Bachelor’s Degree in Mechanical Engineering from Boston University.
About Edward Terino
Edward Terino, age 66, has significant board and operating management experience in B2B and B2C technology businesses and possesses significant M&A experience. Mr. Terino was previously the Chief Executive Officer and Director of SeaChange International Inc. (NASDAQ: SEAC), a global leader in video technology solutions to content owners, telecommunications providers and cable operators. He has served on a number of public company boards, including Baltic Trading Ltd. Extreme Networks Inc., S1 Corporation, and Phoenix Technologies Ltd. Mr. Terino has served as Chairman of the Audit Committee and a member of the Compensation Committee on most of these Boards. Mr. Terino has over 30 years of management experience in the roles of CFO, COO and CEO in a number of publicly-traded companies in the technology, maritime transportation, and educational publishing industries. He began his career at Deloitte & Touche and spent 9 years in their consulting services organization. Mr. Terino earned a B.S. in Management from Northeastern University and he earned a MBA from Suffolk University.
COVID-19 Response
The Company and its Board of Directors have taken the following proactive measures to provide enhanced financial flexibility during the COVID-19 pandemic:
•Closed on amendment to its secured revolving credit facility to increase available borrowings by $19.8 million through March 2021.
•Closed on a small business administration loan under the CARES Act of approximately $9.4 million that is expected to fund in the next five business days.
•Implemented temporary furloughs or lay-off of approximately 20 percent of U.S. employees and reduced its Europe and Asia Pacific staff, excluding China, by approximately 20 percent. Employees on temporary furlough will retain their health insurance coverage throughout the furlough.
•Temporarily reduced salaries, led by the executive team, including a 15% percent reduction for its Chief Executive Officer, 10% reductions for the rest of the executive team and 5% reductions for senior management.
•Temporarily reduced the cash portion of the Board of Directors’ compensation by 15% and replaced such compensation with stock-based compensation.
•Deferred spending on all non-essential projects.
•Implemented a host of global cost reduction initiatives.
•Cancelled or delayed purchase orders to align with adjusted demand forecast.
Chris Ahern, Chief Executive Officer of ZAGG, commented, “These are unprecedented and challenging times and our first thoughts are with everyone affected by this pandemic. In the face of ongoing uncertainty related to COVID-19, we have taken a number of actions to reduce our operating costs in the near term and further enhance our financial flexibility. This includes very difficult decisions relating to our team members in the United States and overseas. These decisions were not taken lightly, however we believe they are critical for the long-term benefit of the Company and all its stakeholders.”
2020 Outlook Update
As a result of ongoing disruption and uncertainty related to the global COVID-19 pandemic, ZAGG has withdrawn its first quarter and full-year 2020 outlook provided on March 11, 2020 and will not offer an updated outlook at this time. More information will be provided during the Company's first quarter fiscal 2020 conference call.
About ZAGG:
ZAGG is a global leader in accessories and technologies that empower mobile lifestyles. The Company has an award-winning product portfolio that includes screen protection, mobile keyboards, power management solutions, social tech, and personal audio sold under the ZAGG, mophie, InvisibleShield, IFROGZ, BRAVEN, Gear4, and HALO brands. ZAGG has operations in the United States, Ireland, and China. ZAGG products are available worldwide and can be found at leading retailers including Best Buy, Verizon, AT&T, Sprint, T-Mobile, Walmart, Target, and Amazon.com. For more information, please visit the Company’s website at www.ZAGG.com and follow us on Facebook, Twitter, and Instagram.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company, the duration of salary reductions, workforce reductions and other cost-cutting measures as a result of the COVID-19 pandemic, the impact of additional borrowings and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•the impacts of certain environmental and health risks, including the recent outbreak of the coronavirus (COVID-19) and its potential impact on the Company's operations, sourcing from China, and future demand for the Company's products for an uncertain duration of time;
•the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
•building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
•the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
•changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
•the ability to successfully integrate new operations or acquisitions;
•the impacts of inconsistent quality or reliability of new product offerings;
•the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
•the impacts of changes in economic conditions, including on customer demand;
•managing inventory in light of constantly shifting consumer demand;
•the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
•changes in U.S. and international trade policy and tariffs, including the effect of increases in U.S.-China tariffs on selected materials used in the manufacture of products sold by the Company which are sourced from China;
•adoption of or changes in accounting policies, principles, or estimates; and
•changes in the law, economic and financial conditions, including the effect of enactment of US tax reform or other tax law changes.
Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this press release are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Investor Contacts:
ICR, Inc. Brendon Frey 203-682-8216 brendon.frey@icrinc.com
Georgeson LLC
William P. Fiske
(212) 440-9128
bfiske@georgeson.com

Company Contact:
ZAGG Inc
Jeff DuBois
801-506-7336
jeff.dubois@ZAGG.com